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                                                                  EXHIBIT (j)(1)


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the incorporation by reference of our report dated February 6, 2002 for Van Kampen Equity Income Fund in the Registration Statement (Form N-1A) and related Prospectus and Statement of Additional Information of the Van Kampen Equity and Income Fund (formerly Van Kampen Equity Income Fund) filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 79 to the Registration Statement under the Securities Act of 1933 (Registration No. 2-15957) and in this Amendment No. 29 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-919).


                                                           /s/ ERNST & YOUNG LLP
                                                               -----------------
                                                               ERNST & YOUNG LLP

Chicago, Illinois
April 18, 2002